Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2022 relating to the consolidated financial statements of Louisiana-Pacific Corporation and its subsidiaries and the effectiveness of Louisiana-Pacific Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Nashville, Tennessee
April 28, 2022